Exhibit 99.1

NEWS BULLETIN                                          [GRAPHIC OMITTED]

M.D.C. HOLDINGS, INC.                                  RICHMOND AMERICAN HOMES
                                                        HOMEAMERICAN MORTGAGE

FOR IMMEDIATE RELEASE
WEDNESDAY, JULY 2, 2003
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Contacts:      Paris G. Reece III            Robert Solomon
               Chief Financial Officer       Rubenstein Associates, Inc.
               (303) 804-7706                (212) 843-8050
               greece@mdch.com               rsolomon@rubenstein.com


                         M.D.C. HOLDINGS REPORTS RECORD
               HOME ORDERS, HOME CLOSINGS AND QUARTER-END BACKLOG

   o        Quarterly orders of 3,665 homes, a 33% year-over-year increase
   o        Closed 2,624 homes, up 34%
   o        Backlog of 6,341 homes with estimated sales value of $1.630 billion

         DENVER, Wednesday, July 2, 2003 - M.D.C. Holdings, Inc. (NYSE/PCX: MDC) (www.RichmondAmerican.com) today announced the highest level of home orders for any quarter in the Company's history. The Company received orders, net of cancellations, for 3,665 homes and 7,030 homes, respectively, during the second quarter and first half of 2003, compared with net orders of 2,753 homes and 5,529 homes for the same periods in 2002. Second quarter 2003 home orders particularly were strong in Nevada, Virginia, Maryland and Phoenix (up 88%, 73%, 55% and 51%, respectively), aided by year-over-year increases in the number of active subdivisions and the continued strong demand for new homes in each of these markets. In addition, MDC's home orders in Colorado increased 7% compared with the 2002 second quarter. The Company also received 162 home orders in the 2003 second quarter from its new markets in Utah and Dallas/Fort Worth. Home orders were lower in Southern California primarily due to a temporary reduction in the number of active subdivisions resulting from the sell-out of certain communities earlier than expected.

         MDC closed 2,624 homes and 4,724 homes, respectively, in the second quarter and six months ended June 30, 2003. These record home closing levels represent increases of 34% and 30% from the closings of 1,956 homes and 3,630 homes, respectively, for the same periods in 2002. The Company ended the 2003 second quarter with a backlog of 6,341 homes with an estimated sales value of $1.630 billion, compared with a backlog of 4,935 homes with an estimated sales value of $1.300 billion at June 30, 2002.

                                    -more-

         MDC, whose subsidiaries build homes under the name "Richmond American Homes," is one of the largest homebuilders in the United States. The Company also provides mortgage financing, primarily for MDC's homebuyers, through its wholly owned subsidiary, HomeAmerican Mortgage Corporation. MDC is a major regional homebuilder with a significant presence in some of the country's best housing markets. The Company is the largest homebuilder in Colorado; among the top five homebuilders in Northern Virginia, Phoenix, Tucson and Las Vegas; and among the top ten homebuilders in suburban Maryland, Northern California, Southern California and Salt Lake City. MDC also has a growing presence in Dallas/Fort Worth and has recently entered the Houston and Philadelphia/Delaware Valley markets.


                                    -more-

                              M.D.C. HOLDINGS, INC.
                          Homebuilding Operational Data
                             (Dollars in Thousands)


                                                        Three Months                      Six Months Ended
                                                       Ended June 30,                      Ended June 30,
                                               -----------------------------       -----------------------------
                                                   2003              2002              2003             2002
                                               ------------      ------------      ------------     ------------
       Orders For Homes, net (units)
              Colorado......................            812               757             1,483            1,758
              California....................            511               633             1,041            1,224
              Nevada........................            774               411             1,357              618
              Arizona.......................            986               671             1,910            1,341
              Utah..........................             93                31               186               31
              Texas.........................             69               - -               119              - -
              Virginia......................            305               176               708              418
              Maryland......................            115                74               226              139
                                               ------------      ------------      ------------     ------------
                   Total....................          3,665             2,753             7,030            5,529
                                               ============      ============      ============     ============

       Homes Closed (units)
              Colorado......................            625               706             1,234            1,315
              California....................            487               362               915              654
              Nevada........................            508               247               781              388
              Arizona.......................            663               446             1,234              884
              Utah..........................             69                25               109               25
              Texas.........................             29               - -                39              - -
              Virginia......................            166               104               268              234
              Maryland......................             77                66               144              130
                                               ------------      ------------      ------------     ------------
                   Total....................          2,624             1,956             4,724            3,630
                                               ============      ============      ============     ============

                                                 June 30,          June 30,
                                                   2003              2002
                                               ------------      ------------
       Backlog (units)
              Colorado......................          1,206             1,638
              California....................          1,048             1,060
              Nevada........................            926               524
              Arizona.......................          1,752             1,082
              Utah..........................            127                47
              Texas.........................             96               - -
              Virginia......................            916               418
              Maryland......................            270               166
                                               ------------      ------------
                   Total....................          6,341             4,935
                                               ============      ============
       Backlog Estimated Sales Value........   $  1,630,000      $  1,300,000
                                               ============      ============
       Active Subdivisions at the
         Beginning of the Month.............            194               167
                                               ============      ============

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